Contact at Winthrop Realty Trust
Carolyn Tiffany
Investor or Media Inquiries
Phone: (617) 570-4614; e-mail: ctiffany@firstwinthrop.com

 FOR IMMEDIATE RELEASE
May 29, 2012

WINTHROP REALTY TRUST ELIMINATES UNRELATED BUSINESS TAXABLE INCOME
- Company Restructures Investment in Concord CDO -

FOR IMMEDIATE RELEASE – BOSTON, May 29, 2012/ -- Winthrop Realty Trust (NYSE:FUR) announced today that it transferred its 66.67% interest in the Concord Real Estate CDO 2006-1, Ltd. to its taxable REIT subsidiary.  This restructuring eliminates the only source of excess inclusion income to Winthrop Realty Trust, which is generally required to be treated as "unrelated business taxable income", or UBTI, by tax-exempt organizations.  This restructure will enable Winthrop’s common shares to continue to be eligible for inclusion in the Russell 2000 Index which had indicated that it would render ineligible any security that generates or has historically generated UBTI.

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About Winthrop Realty Trust

Winthrop Realty Trust is a NYSE-listed real estate investment trust (REIT) headquartered in Boston, Massachusetts.  Additional information on Winthrop Realty Trust is available on its Web site at www.winthropreit.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  With the exception of the historical information contained in this news release, the matters described herein contain “forward-looking” statements that involve risk and uncertainties that may individually or collectively impact the matters herein described.  These are detailed from time to time in the “Risk Factors” section of the Company’s SEC reports.  Further information relating to the Company’s financial position, results of operations, and investor information is contained in the Company’s annual and quarterly reports filed with the SEC and available for download at its website www.winthropreit.com or at the SEC website www.sec.gov.